UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On December 23, 2024, Odyssey Marine Exploration, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company issued and sold an aggregate of 7,377,912 shares of common stock to certain accredited investors at a purchase price of $0.55 per share. The aggregate purchase price for the shares, before deduction of the Company’s expenses associated with the transaction, was approximately $4.1 million. The issuance and sale of the shares of common stock were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. The Purchase Agreement further provides the investors with the right, but not the obligation, to purchase an additional 7,220,141 shares of common stock at a purchase price of $1.10 per share at a subsequent closing to be held on April 30, 2025. The Company and the investors also entered into a Registration Rights Agreement (the “Rights Agreement”) pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) relating to the offer and sale of the shares of common stock on or before February 28, 2025. The investors also have certain “piggyback” registration rights under the Rights Agreement.

The Purchase Agreement and the Rights Agreement each contains representations and warranties, covenants, conditions, and other provisions customary for comparable transactions, including indemnification provisions in favor of the investors.

The foregoing descriptions of the Purchase Agreement and the Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 10.01 and 10.02, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendments to March 2023 Documents

As previously reported, on March 6, 2023, the Company entered into a Note and Warrant Purchase Agreement (the “March 2023 Purchase Agreement”) with institutional investors pursuant to which the Company issued promissory notes (the “March 2023 Notes”) in the aggregate principal amount of $14.0 million and warrants to purchase shares an aggregate of 3,703,704 shares of the Company’s common stock (as amended, the “March 2023 Warrants” and, together with the March 2023 Notes, the “March 2023 Securities”). On December 23, 2024, the Company and the holders of the March 2023 Securities entered into an Amendment to Note and Warrant March Purchase Agreement (the “March 2023 Amendment”) pursuant to which the March 2023 Purchase Agreement was amended to, among other things, (a) add certain covenants, including a requirement for the Company to maintain a minimum liquidity level, and modify certain existing covenants, (b) add related events of default, and (c) provide that the Company’s obligations under the March 2023 Purchase Agreement, the March 2023 Notes, and related documents are guaranteed by specified subsidiaries of the Company.

In connection with the March 2023 Amendment, the Company issued to each of the holders of the March 2023 Securities an Amended and Restated Convertible Promissory Note (the “March 2023 AR Notes”), and the Company and such holders entered into amendments (the “March 2023 Warrant Amendments”) to the March 2023 Warrants. The March 2023 Notes were modified by the March AR Notes to, among other things, (a) extend the maturity date to June 30, 2025, and, subject to an amendment of the Company’s December 2023 Notes (as defined below), to December 31, 2025, (b) add a conversion feature pursuant to which the holders have the right to convert the indebtedness under the AR March 2023 Notes into shares of the Company’s common stock at a conversion rate equal to 75% of the 30-day volume weighted average price of the Company’s common stock, provided that the conversion rate will not be less than $1.10 or greater than $2.20. The AR March 2023 Notes include limitations on the holders’ right to exercise the conversion feature, including customary limitations intended to ensure compliance with the rules of the Nasdaq Capital Market and a provision that provides the Company with the right to settle any exercise of the conversion feature in cash rather than by issuing shares of common stock. The March Warrant Amendments modify the exercise price of the March 2023 Warrants from $3.78 to $1.10. In connection with the March 2023 Amendment, the Company also granted (a) registration rights to the holders of the March 2023 AR Notes and the March 2023 Warrants with respect to the shares of common stock issuable upon conversion or exercise thereof and (b) provided the holders with security interests in additional collateral to secure the Company’s obligations to the holders. The Company and the investors also entered into a Registration Rights Agreement (the “March 2023 Rights Agreement”) pursuant to which the Company agreed to prepare and file a registration statement with the SEC relating to the offer and sale of the shares of common stock on or before February 28, 2025. The investors also have certain “piggyback” registration rights under the March 2023 Rights Agreement.

The March 2023 Amendment, the March 2023 AR Notes, the March 2023 Warrant Amendments, and the March 2023 Rights Agreement also include representations and warranties, covenants, conditions, and other provisions customary for comparable transactions.

The foregoing descriptions of the March 2023 Amendment, the March 2023 AR Notes, the March 2023 Warrant Amendments, and the March 2023 Rights Agreement are summaries and do not purport to be complete descriptions of all of the terms of such documents and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.03, 10.04, 10.05, and 10.06, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendments to December 2023 Documents

As previously reported, on December 1, 2023, the Company entered into a Note and Warrant Purchase Agreement (the “December 2023 Purchase Agreement”) with institutional investors pursuant to which the Company issued promissory notes (the “December 2023 Notes”) in the aggregate principal amount of $6 million and two tranches of warrants to purchase shares an aggregate of 1,623,330 shares of the Company’s common stock (the “December 2023 Warrants” and, together with the December 2023 Notes, the “December 2023 Securities”). On December 23, 2024, the Company and the holders of the December 2023 Securities entered into an Amendment to Note and Warrant Purchase Agreement (the “December 2023 Amendment”) pursuant to which issued to each of the holders of the December 2023 Securities an Amended and Restated Convertible Promissory Note (the “December 2023 AR Notes”), and the Company and such holders entered into amendments (the “December 2023 Warrant Amendments”) to the December 2023 Warrants. The December 2023 Notes were modified by the December 2023 AR Notes to, among other things, (a) extend the maturity date to April 1, 2026, (b) add a conversion feature pursuant to which the holders have the right to convert the indebtedness under the AR December Notes into shares of the Company’s common stock at a conversion rate equal to 75% of the 30-day volume weighted average price of the Company’s common stock, provided that the conversion rate will not be less than $1.10. The AR December 2023 Notes include limitations on the holders’ right to exercise the conversion feature, including customary limitations intended to ensure compliance with the rules of the Nasdaq Capital Market and a provision that provides the Company with the right to settle any exercise of the conversion feature in cash rather than by issuing shares of common stock. The December 2023 Warrant Amendments modify the exercise price of one tranche of the December 2023 Warrants from $4.25 to $1.23 and the exercise price of the other tranche of the December 2023 Warrants from $7.09 to $2.05. In connection with the December 2023 Amendment, the Company also granted registration rights to the holders of the December 2023 AR Notes and the December 2023 Warrants with respect to the shares of common stock issuable upon conversion or exercise thereof. The Company and the investors also entered into a Registration Rights Agreement (the “December 2023 Rights Agreement”) pursuant to which the Company agreed to prepare and file a registration statement with the SEC relating to the offer and sale of the shares of common stock on or before February 28, 2025. The investors also have certain “piggyback” registration rights under the December 2023 Rights Agreement.

The December 2023 Amendment, the December 2023 AR Notes, the December 2023 Warrant Amendments, and the December 2023 Rights Agreement also include representations and warranties, covenants, conditions, and other provisions customary for comparable transactions.

The foregoing descriptions of the December 2023 Amendment, the December 2023 AR Notes, the December 2023 Warrant Amendments, and the December 2023 Rights Agreement are summaries and do not purport to be complete descriptions of all of the terms of such documents and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.07, 10.08, 10.09, and 10.10, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Joint Venture Agreement

On December 23, 2024, the Company and Capital Latinoamericano, S.A. de C.V. (“CapLat”) entered into a Joint Venture Agreement (the “JV Agreement”) pursuant to which Odyssey and CapLat formed a joint venture to develop a strategic fertilizer production project in Mexico (the “Project”) building on the work completed by the Company to validate a high-quality subsea phosphate resource within Mexico’s Exclusive Economic Zone (“EEZ”). Pursuant to the JV Agreement, the Company and CapLat will work together to develop the Project and, subject to satisfaction of certain conditions, including certain regulatory approvals from Mexican governmental authorities, subsidiaries of each party will invest as equal partners, subject to adjustment based on final contributions, in a newly formed joint venture entity that will own and continue to develop and operate the Project. The JV Agreement also provides that the Company and CapLat have exclusive rights to develop the Project, and that CapLat has the exclusive right to develop with the Company any projects in the EEZ owned or developed by the Company during the next five years.

Each of the parties has the right to terminate the JV Agreement if the investment into the joint venture entity does not occur on or prior to December 31, 2026, or if there is a change of control of either party. In the event of a termination based on a change of control, the terminating party would be entitled to a termination fee of $10 million. The JV Agreement also sets forth representations and warranties, covenants, conditions, termination provisions, and other provisions customary for comparable transactions.

The foregoing description of the JV Agreement is a summary, does not purport to be a complete description of all the terms thereof, and is qualified in its entirety by reference to the JV Agreement, a copy of which is attached hereto as Exhibit 10.11.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.01	Securities Purchase Agreement dated December 23, 2024.

10.02	Registration Rights Agreement dated December 23, 2024.

10.03	Amendment to Note and Warrant Purchase Agreement dated December 23, 2024.

10.04	Amended and Restated Convertible Promissory Note dated December 23, 2024.

10.05	Amendment to Warrant to Purchase Common Stock dated December 23, 2024.

10.06	Registration Rights Agreement dated December 23, 2024.

10.07	Amendment to Note and Warrant Purchase Agreement dated December 23, 2024.

10.08	Amended and Restated Convertible Promissory Note dated December 23, 2024.

10.09	Amendment to Warrant to Purchase Common Stock dated December 23, 2024.

10.10	Registration Rights Agreement dated December 23, 2024.

10.11	Joint Venture Agreement dated December 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: December 23, 2024	By:	/s/ Mark D. Gordon
Mark D. Gordon
Chief Executive Officer